Exhibit 99.1

Bilander Acquisition Corp. Announces

Redemption of Class A Common Stock

San Francisco – July 19, 2023 – Bilander Acquisition Corp. (NASDAQ: TWCB) (the “Company”) today announced that it will redeem all of its outstanding Class A common stock, par value 0.0001 per share (“Class A Common Stock”), effective as of July 26, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation (the “Charter”).

As stated in the Company’s Charter, if the Company does not consummate an initial business combination within 24 months of the closing of the Company’s initial public offering, or July 20, 2023, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the Class A Common Stock, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) with American Stock Transfer & Trust Company (“AST”) acting as trustee, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of Class A Common Stock, which redemption will completely extinguish the stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Class A Common Stock is expected to be approximately $10.25 (the “Redemption Amount”).

The Company anticipates that the Class A Common Stock will cease trading as of the close of business on July 25, 2023. As of July 26, 2023, the Class A Common Stock will be deemed cancelled and will represent only the right to receive the Redemption Amount. After July 26, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial stockholders waived their redemption rights with respect to the outstanding Class B common stock issued prior to the Company’s initial public offering.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed AST to take all necessary actions to liquidate the Trust Account. Registered holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account upon presentation of their respective share or unit certificates or other delivery of their shares or units to AST, the Company’s transfer agent. Beneficial owners of Class A Common Stock held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the Class A Common Stock is expected to be completed within ten business days after July 20, 2023.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About the Company

The Company is a blank check company sponsored by True Wind Capital (“True Wind”), a San Francisco-based private investment firm that invests across the full spectrum of strategies and partners with management teams of world class technology businesses - spanning software, data analytics, tech-enabled services, internet, financial technology, industrial technology, healthcare IT, and hardware – to transform industries.

Forward Looking-Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to the Company’s plan to redeem all of its outstanding shares of Class A Common Stock. These forward-looking statements are generally identified by words such as “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would” or the negatives of these words or words of similar meaning. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain. You are cautioned not to place undue reliance on these forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Suzanne Hallberg

Rubenstein

shallberg@rubenstein.com